UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2010

MIDDLEBROOK PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-50414	52-2208264
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 Village Circle, Suite 100, Westlake, Texas	76262
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (817) 837-1200

N/A
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
On March 12, 2010, MiddleBrook Pharmaceuticals, Inc. (“MiddleBrook” or the “Company”) and DoctorDirectory.com, Inc. (“DoctorDirectory”) entered into an Addendum (the “Addendum”) to that certain Promotion Agreement, dated February 3, 2010 (as amended, the “Promotion Agreement”), which expanded the marketing and promotional services provided to the Company for its MOXATAG® product under DoctorDirectory’s virtual marketing program, IncreaseRx®. The Company now relies entirely on IncreaseRx® to market MOXATAG®.
Pursuant to the Promotion Agreement, the Company pays monthly promotional fees to DoctorDirectory. Through September 30, 2010, the fees are calculated based upon the product of (i) the number of MOXATAG® prescriptions written by prescribers targeted by DoctorDirectory, pursuant to the Promotion Agreement, and filled during each month and (ii) a percentage of a predetermined gross margin for such prescriptions. After September 30, 2010, and for the remainder of the term, the fees are calculated based upon the product of (i) the average number of tablets contained in all MOXATAG® prescriptions filled during each month, (ii) the number of MOXATAG® prescriptions written by prescribers targeted by DoctorDirectory and filled during each month, and (iii) a percentage of a gross margin per tablet that is calculated quarterly.
Pursuant to the Addendum, the Company has agreed to purchase additional services with respect to new targeted prescribers for 24 weeks, beginning March 22, 2010. The monthly promotional fee for these additional services is calculated by multiplying a set fee, which increases over the term of the Addendum, by the number of MOXATAG® prescriptions written by the additional prescribers targeted by DoctorDirectory, pursuant to the Addendum, and filled during each month.
The Promotion Agreement has a three-year term and automatically renews in one-year increments, unless otherwise terminated. Termination of the Promotion Agreement by the Company prior to the end of the initial three-year term would result in the assessment of a termination fee to be paid to DoctorDirectory. If the Company terminates the Promotion Agreement in the first year, it will be required to pay a termination fee equal to (i) the prior month’s promotional fees times the number of months remaining in that first year plus (ii) two times the prior month’s promotional fees. If the Promotion Agreement is terminated by the Company in the second or third year and at least 60 days prior to the anniversary date, it will be required to pay a termination fee equal to the prior month’s promotional fees times the number of months remaining in the current year of the Promotion Agreement; however, if the Company terminates within 60 days of the anniversary date, it will pay a termination fee equal to two times the prior month’s promotional fees. In addition, if the Company terminates the Addendum during the initial 24-week term, it must pay a termination fee equal to the promotional fees that would have been earned during the remainder of the 24-week term.
The foregoing descriptions of the Promotion Agreement and Addendum do not purport to be complete and are qualified in their entirety by reference to the Promotion Agreement and Addendum, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.
Item 9.01 — Financial Statements and Exhibits.
(d)	Exhibits
The following exhibits are furnished with this Current Report on Form 8-K:

Exhibit	Description
10.1	Promotion Agreement, dated February 3, 2010, by and between MiddleBrook Pharmaceuticals, Inc. and DoctorDirectory.com, Inc.
10.2	Addendum, dated March 12, 2010, by and between MiddleBrook Pharmaceuticals, Inc. and DoctorDirectory.com, Inc.
99.1	Press Release issued March 17, 2010

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDDLEBROOK PHARMACEUTICALS, INC.
Date: March 17, 2010	By:	/s/ David Becker
David Becker
Executive Vice President and Chief Financial Officer and Acting President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit	Description
10.1	Promotion Agreement, dated February 3, 2010, by and between MiddleBrook Pharmaceuticals, Inc. and DoctorDirectory.com, Inc.
10.2	Addendum to Promotion Agreement, dated March 12, 2010, by and between MiddleBrook Pharmaceuticals, Inc. and DoctorDirectory.com, Inc.
99.1	Press Release issued March 17, 2010